FORM OF

                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                                   BEACON BANK

                                       AND

                        AMERICAN CHURCH MORTGAGE COMPANY

                        Dated As Of September _____, 2008

EXHIBIT A -- BORROWING BASE CERTIFICATE

EXHIBIT B - BOND/MORTGAGE LOAN CERTIFICATE

EXHIBIT C -- COMPLIANCE CERTIFICATE

EXHIBIT D -- BUSINESS AND COLLATERAL LOCATIONS

SCHEDULE 9(g) -- LITIGATION

SCHEDULE 9(i) -- AFFILIATED TRANSACTIONS

SCHEDULE 9(j) -- NAMES & TRADE NAMES

SCHEDULE 9(m) -- INDEBTEDNESS

SCHEDULE 9(o) -- PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 11(g) - AFFILIATE TRANSACTIONS

SCHEDULE 15(a) -- CLOSING DOCUMENT CHECKLIST

                           LOAN AND SECURITY AGREEMENT



     THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") made this ____ day of September, 2008 by and between BEACON BANK, a Minnesota banking corporation (the "Lender"), 19765 Highway 7, Shorewood, MN 55331 and AMERICAN CHURCH MORTGAGE COMPANY, a Minnesota corporation, having its principal place of business at 10237 Yellow Circle Drive, Minneapolis, MN 55343 (the "Borrower").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Borrower may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

     NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

     1.   DEFINITIONS.

     "Account", "Account Debtor", "Chattel Paper", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Proceeds" and "Tangible Chattel Paper" shall have the respective meanings assigned to such terms in the Minnesota Uniform Commercial Code, as the same may be in effect from time to time.

     "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of Borrower, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by Borrower.

     "Bond/Mortgage Loan Certificate" shall mean a certificate executed by both the president and the chief financial officer of the Borrower for any Bonds or Mortgage Loans which Borrower proposes to include in the Borrowing Base in the form set forth on Exhibit B.

     "Bonds" shall mean the first mortgage serial Bonds of a Mortgage Loan Obligor purchased by Borrower, secured by a first mortgage lien or security title to the real property owned by the issuer of such Bond, which Bonds have been delivered by Borrower to Lender or are held in the ICA Account as security for the Liabilities in order to achieve the required collateral coverage covenant under Section 12(b) hereof and which are otherwise in form and substance acceptable to Lender.

     "Borrowing Base" shall mean the meaning set forth in Section 4(a).

     "Borrowing Base Certificate" shall mean the form of the certificate attached hereto as Exhibit A.

     "Business Day" shall mean any day other than a Saturday, a Sunday or any day that banks in Minneapolis, Minnesota are required or permitted to close.

     "Collateral"  shall  mean all of the  property  of  Borrower  described  in
Section 4 hereof together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities. Collateral shall not include any Excluded Collateral.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

     "Event of Default" shall have the meaning specified in Section 13 hereof.

     "Excluded Bonds and Excluded Mortgage Loans" shall mean all Mortgage Loans or Bonds that have been or will be pledged by Borrower to secure Permitted Indebtedness. Excluded Bonds and Excluded Mortgage Loans do not include any
Bonds or Mortgage Loans which are required to be part of the Borrowing Base unless the same have been released pursuant to the terms of this Agreement and the Other Agreements.

     "Excluded Collateral" shall mean any and all property of the Borrower securing Excluded Bonds and Excluded Mortgage Loans and any other property of Borrower which is not Collateral.

     "Fiscal Year" shall mean each twelve (12) month accounting period of Borrower, which ends on December 31st of each year.

     "ICA Account" shall mean the account at Herring Bank which is subject to the Securities Account Control Agreement.

     "Indemnified Party" shall have the meaning specified in Section 16 hereof.

     "Indentures" shall mean, collectively, (i) that certain Indenture dated as of April 26, 2002 (the "Series A Indenture") between Borrower and Herring Bank, a Texas banking corporation, as trustee, pursuant to which Borrower has issued its Series A Secured Investor Certificates outstanding as of the date of this Agreement in the aggregate principal amount of $5,286,000.00 (ii) that certain Indenture dated as of September 28, 2004 (the "Series B Indenture") between Borrower and Herring Bank, a Texas banking corporation, as trustee, pursuant to which Borrower has issued its Series B Secured Investor Certificates outstanding as of the date of this Agreement in the aggregate principal amount of $16,914,000.00; and (c) any other Indenture that may be entered into between Borrower and Herring Bank, a Texas banking corporation, as trustee, pursuant to which Borrower may issue additional Secured Investor Certificates in the aggregate principal amount of $20,000,000.00 (the "Series C Indenture").

     "Interim Loans" shall mean a loan having a maturity date of not later than one year from the initial advance thereunder made by Borrower to a Mortgage Loan Obligor to provide interim financing pending the issuance and sale of bonds by such Mortgage Loan Obligor, which loan is repaid from the net proceeds from the sale of such bonds.

     "Liabilities" shall mean any and all obligations, liabilities and indebtedness of Borrower to Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

     "Loans" shall mean all loans and advances made by Lender to or on behalf of Borrower hereunder.

     "Management Agreement" shall mean that certain Amended and Restated Advisory Agreement dated as of January 22, 2004, between the Borrower and Church Loan Advisors, Inc.

     "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of a Person as the same is determined by the Lender in its reasonable discretion.

     "Maximum Loan Limit" shall mean Eight Million Dollars ($8,000,000.00).

     "Mortgage" shall mean with respect to each Mortgage Loan, each mortgage, deed of trust or deed to secure debt, as applicable in the particular jurisdiction, which creates the first priority lien on the Mortgage Loan Collateral in favor of Borrower as security for the repayment of such Mortgage Loan.

     "Mortgage Assignment" shall mean with respect to each Mortgage Loan, a transfer and assignment of the Mortgage with respect thereto from Borrower executed and recorded in the applicable jurisdiction.

     "Mortgage Loans" shall mean loans made by the Borrower to a Mortgage Loan Obligor, secured by a mortgage lien or security interest in and to the real property owned by such Mortgage Loan Obligor, which Mortgage Loans have been delivered by Borrower to Lender as security for the Liabilities in order to achieve the required collateral coverage covenant under Section 12(b) hereof and which are otherwise in form and substance acceptable to Lender. Mortgage Loans do not include Interim Loans.

     "Mortgage Loan Collateral" shall mean with respect to each Mortgage Loan, the real property, improvements, fixtures, personalty, insurance policies, accounts, escrows and any other collateral pledged by the Mortgage Loan Obligor (and, if applicable, by any guarantor of such Mortgage Loan) to Borrower as security for such Mortgage Loan (or applicable guaranty) pursuant to the applicable Mortgage and other Mortgage Loan Collateral Documents. Mortgage Loan Collateral shall not include Excluded Collateral.

     "Mortgage Loan Collateral Documents" shall mean with respect to each Mortgage Loan, the original Mortgage Loan Note, an original allonge to each Mortgage Loan Note duly executed in blank by Borrower, a fully executed copy of the recorded Mortgage and a fully executed copy of the recorded Mortgage Assignment;

     "Mortgage Loan Documents" shall mean with respect to each Mortgage Loan, collectively, all of the documents evidencing, guaranteeing, securing or otherwise relating to such Mortgage Loan, as any of the foregoing may be modified, amended, supplemented, restated or renewed from time to time, including, without limitation, the following documents:

     (a) Mortgage Loan Note.

     (b) Mortgage and related security agreement, fixture filing and financing statement.

     (c) If applicable, an assignment of leases and rents.

     (d) If applicable, any guaranty.

     "Mortgage Loan Note" shall mean with respect to each Mortgage Loan, the original negotiable promissory note, bond or other debt instrument made by the Mortgage Loan Obligor in favor of Borrower.

     "Mortgage Loan Obligor" shall mean a church, school, other non-profit organization or other Person obligated to make scheduled payments of principal, interest and other amounts due in relation to the loan documentation given (including, but not limited to, the mortgage granting a first mortgage lien) in relation to a Bond, a Mortgage Loan or an Interim Loan.

     "Mortgage Loan Qualification Documents" shall mean with respect to each Mortgage Loan, each of the following items:

     (a) The original Mortgage Loan Note, together with an original allonge to such Mortgage Loan Note duly executed in blank by the Borrower.

     (b) A duly executed, recorded and delivered Mortgage Assignment.

     (c) The original counterparts of the other Mortgage Loan Documents, or the original recorded counterpart upon return from recording or filing.

     (d) With respect to each Mortgage Loan, a favorable legal opinion of counsel to the Mortgage Loan Obligor qualified to practice in the state in which the Mortgage Loan Collateral is located, addressed to the Borrower, as to the enforceability of the Mortgage Loan Documents; provided, however that for Mortgage Loans outstanding on the date of this Agreement, no legal opinions of counsel shall be required if they were not obtained by Borrower in connection with closing such Mortgage Loans.

     (e) The title policy (ALTA standard form) issued by a title company reasonably acceptable to Lender demonstrating that the Mortgage in favor of Borrower is a first lien on the real property described therein.

     (f) An appraisal or estimate of value, survey and surveyor certification for the Mortgage Loan Collateral, as required by Borrower's internal policies; provided, however, that for Mortgage Loans outstanding on the date of this Agreement, no survey or surveyor certification shall be required if they were not obtained by Borrower in connection with closing such Mortgage Loans.

     (g) The credit display, underwriting analysis or other documentation prepared by Borrower or Church Loan Advisors, Inc., or any other affiliate of Borrower upon which the decision of Borrower to make the Mortgage Loan was based.

     (h) An assignment in form and content acceptable to Lender by which the Mortgage Loan Qualification Documents and Mortgage Loan Documents are assigned to Lender.

     "Note" means that certain Revolving Note of even date herewith in the original principal amount of $8,000,000.00 executed by the Borrower and payable to the order of the Lender.

     "Obligor" shall mean Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

     "OREO" shall mean property acquired by the Borrower pursuant to foreclosure proceedings, deed in lieu of conveyance or foreclosure or a similar conveyance transaction as a result of a defaulted Mortgage Loan or Bond.

     "Original Term" shall have the meaning specified in Section 8 hereof.

     "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

     "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of Borrower and, if Borrower is a partnership, the general partner of Borrower.

     "Performing Bond" shall mean a Bond with respect to which the Mortgage Loan Obligor has met all of the material terms and conditions set forth in the Bond and in any security documents related thereto and no default or event, which with the passage of time or giving of notice, or both, might constitute a default, exists and has continued for more than ninety (90) days under such Bond and related security documents.

     "Performing Mortgage Loan" shall mean a Mortgage Loan with respect to which the Mortgage Loan Obligor has met all of the material terms and conditions set forth in the Mortgage Loan Documents and no default or event, which with the passage of time or giving of notice, or both, might constitute a default, exists and has continued for more than ninety (90) days under such Mortgage Loan Documents.

     "Permitted Indebtedness" shall mean all indebtedness of the Borrower in connection with the Indentures and the Secured Investor Certificates.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

     "Plan" shall have the meaning specified in subsection 10(b)(v) hereof.

     "Prime Rate" shall mean the Wall Street Journal's publicly announced prime rate (which is not intended to be Lender's lowest or most favorable rate in effect at any time) in effect from time to time.

     "Qualifying Bond" shall mean a Bond, which meets the criteria of Section 4(a) hereof, approved by Lender for inclusion in the Borrowing Base and is held in the ICA Account or otherwise delivered to the Lender.

     "Qualifying Mortgage Loan" shall mean a Mortgage Loan, which meets the criteria of Section 4(a) hereof, is approved by Lender for inclusion in the Borrowing Base and with respect to which each and all of the following conditions and requirements have been met as evidenced by written certification delivered by Borrower to Lender:

     (a) Lender shall have received the Mortgage Loan Qualification Documents.

     (b) Lender shall have received the Mortgage Loan Collateral Documents, all of which remain in full force and effect.

     (c) Each of the Mortgage Loan Documents evidencing, securing or otherwise relating to the Mortgage Loan shall have been executed by the Mortgage Loan Obligor and shall be legal, valid, and binding on and enforceable against the Mortgage Loan Obligor.

     (d) The making of such Mortgage Loan by Borrower was in all material respects in compliance with and was not in violation of Borrower's standard underwriting guidelines and criteria, as approved by Lender, and any applicable law.

     (e) Based on the Appraised Value of the Mortgage Loan Collateral for such Mortgage Loan, the loan to value ratio of such Mortgage Loan shall not be greater than seventy-five percent (75%) and the Mortgage Loan Collateral shall not have any material title, survey, environmental, entitlement/zoning issues or other defects.

     (f) The Mortgage Loan is a Performing Mortgage Loan.

     (g) The representations and warranties in Section 6.24 shall be true and correct with respect to such Mortgage Loan.

     (h) The Mortgage Loan Documents shall be free and clear of all liens.

     "Secured   Investor   Certificates"   shall  mean  the   secured   investor
certificates issued from time to time in connection with the Indentures, as the same may be renewed from time to time in accordance with the Indentures.

     "Securities Account Control Agreement" shall mean the securities account control agreement between Borrower, Lender and Herring Bank.

     "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower or any partnership of which Borrower is a general partner.

     "Tangible Net Worth" shall have the meaning specified in subsection 12 hereof.

     2.   LOANS.

     (a)  Loans.

     Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term, Lender shall make Loans and advances (the "Loans") in an amount up to Eight Million Dollars ($8,000,000.00), subject to the collateral coverage covenant under Section 12(b) hereof. Unless and until Lender obtains one or more participants who agree to participate in the Loans and enter into participation agreements with Lender, the maximum amount of Loans and advances by Lender is limited to $4,500,000.00.

     Borrower hereby authorizes Lender, in its sole discretion, to charge any of Borrower's accounts or advance Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

     A request for a Loan shall be made or shall be deemed to be made, each in the following manner: Borrower shall give Lender same day notice, no later than 1:00 P.M. (determined based on the local time of Borrower at its principal place of business) for such day, of its request for a Loan. In the event that Borrower maintains a controlled disbursement account at Lender, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Loan. As an accommodation to Borrower, Lender may permit telephone requests for Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

     Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Loan requested by Borrower, or deemed to be requested by Borrower, as follows: the proceeds of each Loan requested under Section 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from Borrower.

     (b) Repayments.

     The Loans shall be repaid on the last day of the Original Term. Prior to maturity, amounts of principal repaid may be readvanced to Borrower. Accrued interest is payable monthly.

     (c) Note.

     The Loans shall be evidenced by the Note and constitute a revolving loan.

     3. INTEREST, FEES AND CHARGES.

     (a) Interest Rate.

     The Loans shall bear interest at the rate set forth in the Note. Upon the occurrence of an Event of Default and during the continuance thereof, the Loans shall bear interest at the rate of four percent (4%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of actual days elapsed in a 360-day year.

     (b) Fees And Charges.

     (i) Origination Fee. Borrower shall pay to Lender an origination fee of $15,750.00, which fee shall be fully earned and payable on the disbursement of the initial Loan hereunder. On the first anniversary date of this Agreement, the Borrower shall pay to Lender an additional fee equal to 0.25% of the previous year's average Loan balance.

     (ii) Mortgage Loan. For any Mortgage Loan which Borrower proposes to be included in the Borrowing Base, Borrower shall pay to Lender a file review fee of $250.00.

     (iii) Costs and Expenses. Borrower shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees (whether for internal or outside counsel), incurred by Lender in connection with the (i) documentation and consummation of this transaction and any other transactions between Borrower and Lender, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Lender's rights under this Agreement or any Other Agreement. Borrower shall also pay all normal service charges with respect to all accounts maintained by Borrower with Lender and any additional services requested by Borrower from Lender. All such costs, expenses and charges shall constitute Liabilities hereunder, shall be payable by Borrower to Lender on demand, and until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (c)  Maximum Interest.

     It is the intent of the parties that the rate of interest and other charges to Borrower under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

4.       COLLATERAL.

(a)      Borrowing Base.

     The Borrowing Base shall at all times conform to the collateral coverage covenant under Section 12(b) hereof, subject to these additional restrictions:


     (i) At no time shall Mortgage Loans make up more than thirty percent (30%) of the Borrowing Base, and

     (ii) No single Mortgage Loan may make up more than fifteen percent (15%) of the Borrowing Base for more than one successive calendar quarter, and

     (iii) No Bond issued by any one issuer may make up more than fifteen percent (15%) of the Borrowing Base for more than one successive calendar quarter except that the Borrowing Base may include Performing Bonds of up to $1,100,000.00 issued by Agape Assembly Baptist Church which are subject to the Securities Account Control Agreement as of the date of this Agreement, and

     (iv) All Mortgage Loans must be Performing Mortgage Loans, and

     (v)  All Bonds must be Performing Bonds, and

     (vi) All Mortgage Loans must be Qualifying Mortgage Loans, and

     (vii) All Bonds must be Qualifying Bonds.

     (b)  Grant of Security Interest to Lender.

     As security for the payment of all Loans now or in the future made by Lender to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in all of Borrower's property and assets of whatever type or description and all additions thereto and replacements thereof, and all other property whether now owned or hereafter created, acquired or reacquired by Borrower, wherever located (collectively, the "Collateral," which Collateral shall in no event include Excluded Collateral) including, without limitation, the following:

Investment Property/Bonds/Mortgage Loans

     i.   All Bonds now existing or hereafter made; and

     ii.  All Mortgage Loans; and

     iii. All Mortgage Loan Qualification Documents; and

     iv. All security for the indebtedness evidenced by the Bonds and the Mortgage Loans including, without limitation, the real and personal property securing the Bonds and Mortgage Loans, and all liens, security interests and title of Borrower with respect thereto; and

     v. All other documents evidencing or securing the Bonds and Mortgage Loans or any security therefor or guaranties thereof, all title insurance (whether evidenced by policies, commitments or otherwise) issued with respect to the real and personal property and to any other security for the Bonds and Mortgage Loans, all accounts, funds, lockboxes, and all other instruments, documents and agreements executed by or in favor of Borrower or any prior holder of such documents and instruments in connection with any of the foregoing, and all other documents delivered or to be delivered to Borrower or any prior holder of such documents and instruments under the Bonds and Mortgage Loans, and all books and records documenting, evidencing or relating to the Bonds and Mortgage Loans (the Bonds, Mortgage Loans and all of said documents, policies, instruments and agreements, and any and all additions, renewals, extensions, amendments, modifications, consolidations, restatements or supplements thereto of any of the foregoing, being hereinafter referred to collectively as the "Collateral Documents"); and

     vi. All payments due and to become due under the Collateral Documents, all collections thereon and all other amounts paid thereunder, including, without limitation, all prepayments under the Collateral Documents, and all other cash and non-cash proceeds of the Collateral Documents or of any other collateral for the obligations of Mortgage Loan Obligors under the Collateral Documents; and

     vii. All rights and privileges obtained by Borrower in connection with the Bonds and Mortgage Loans issued by Mortgage Loan Obligors evidenced by the Collateral Documents, together with the real and personal property described in the Collateral Documents, and all the powers, options, privileges and immunities contained in any of the foregoing; and

     viii. Any and all renewals and extensions of any of the foregoing and any and all replacements or substitutions for any of the foregoing.

Accounts

     All accounts, deposit accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing) and other rights to payment of money for property sold or leased or for services rendered, related or arising from the Bonds and Mortgage Loans, expressly including, without limitation, all agreements with and sums due from Mortgage Loan Obligors, and all books and records recording, evidencing or relating to such rights or any part thereof (collectively, the "Accounts").

Contracts

     All (i) contracts and agreements for the purchase of interests in real and personal property, (ii) management contracts and agreements including, without limitation, the Management Agreement, (iii) security agreements, guarantees and other agreements evidencing, securing or otherwise relating to the Accounts or other rights to receive payment, and (iv) other agreements to which Borrower is a party, whether now existing or hereafter arising (collectively, the "Contracts").

General Intangibles

     All other general intangibles (as such term is defined in the Uniform Commercial Code) and contract rights including personal property not included above, related to or arising from or related to the Bonds and the Mortgage Loans, including, without limitation, (i) customer and supplier lists, books and records, computer programs and other intellectual property rights, insurance policies, tax refunds, (ii) all goodwill, trademarks, trademark applications, trade names, trade secrets, patents, copyrights, service marks, formulas, industrial designs, information contained on computer disks or tapes, software, other intellectual property or rights therein, whether under license or otherwise, all rights to receive payment on property upon or in connection with any transfer of any license, and
     (iii) all payment intangibles (collectively, the "Intangibles").

Miscellaneous Items

     All inventory, equipment fixtures and other goods, chattel paper (whether tangible or electronic), documents, instruments (including promissory notes), supplies, choses in action, commercial tort claims, (including, without limitation, payments received with respect to termination, arbitration or litigation under any Contract), money, cash, cash equivalents, or other assets of Borrower (that come into the possession, custody, or control of the agent or any bank), deposits, certificates of deposit, stock or share certificates, certificated and uncertificated securities and all other investment property, supporting obligations (as such term is defined in the Uniform Commercial Code), URL's, domain names and licenses, and all other property and assets of whatever type or description not included above related to the acquisition, sale or maintenance of the Bonds and the Mortgage Loans (collectively, the "Miscellaneous Items"); and

Proceeds

     All proceeds, whether tangible or intangible, of any of the above, and all proceeds of any loss of, damage to or destruction of the above, whether insured or not insured, and all other proceeds of any sale, lease or other disposition of any property or interest therein referred to above, together with all proceeds of any policies of insurance covering any or all of the above, the proceeds of any award in condemnation with respect to any of the property, any rebates or refunds, whether for taxes or otherwise, and together with all proceeds of any such proceeds (collectively, the "Proceeds").

(c)      Collateral for Indentures.

     Provided Borrower is in compliance with the Borrowing Base and the collateral coverage covenant of Section 12(b) hereof and not otherwise in default under the terms of this Agreement, Borrower may pledge Bonds and Mortgage Loans not included in the Borrowing Base to secure the Indentures. Borrower may not pledge Bonds and Mortgage Loans to secure such Indentures to the extent that the aggregate principal balance of the pledged Bonds and Mortgage Loans exceed in excess of 120% of the amount of the funded investor certificates issued. If Borrower has Qualifying Bonds and Qualifying Mortgage Loans in the Borrowing Base in excess of what is needed to maintain the collateral coverage covenant of Section 12(b) of this Agreement, and Borrower is not otherwise in default under the terms of this Agreement, Lender shall, upon five (5) days' written notice by Borrower, which request shall include the most recent month end reports set forth in Section 7(b) hereof, release certain Qualifying Bonds and/or Qualifying Mortgage Loans provided that the requested release does not cause a violation of the Borrowing Base or the collateral coverage covenant.

(d)      Other Security.

     Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien or encumbrance of any Person in, upon or against the Collateral which is not consented to or otherwise approved by the Lender. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Liabilities, payable by Borrower to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(e)      Possessory Collateral.

     Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities (including, but not limited to, Bonds), Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

(f)      Electronic Chattel Paper.

     To the extent that Borrower obtains or maintains any Electronic Chattel Paper, Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records,
(iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and
(vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

5. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

     Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender the Securities Account Control Agreement and such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect

Lender's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Borrower further ratifies and confirms the prior filing by Lender of any and all financing statements which identify the Borrower as debtor, Lender as secured party and any or all Collateral as collateral.

6. POSSESSION OF COLLATERAL AND RELATED MATTERS.

     Until otherwise notified by Lender following the occurrence of an Event of Default, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to collect Accounts and deposit Account proceeds into any bank account of Borrower.

7. COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

     (a)  Borrowing Base Certificate.

     Borrower shall deliver to Lender an executed Borrowing Base Certificate in Lender's then current form on the 10th day after the end of each calendar quarter, which shall be accompanied by copies of Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of Borrower with respect to Accounts for the immediately preceding calendar quarter, and shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information concerning Accounts and Inventory as may be requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

     (b)  Quarterly Reports.

     Borrower shall deliver to Lender, in form and content reasonably acceptable to Lender, in addition to any other reports, as soon as practicable and in any event: (i) within ten (10) days after the end of each calendar quarter, (A) a detailed trial balance of Borrower's current Mortgage Loan and Bond portfolio, in form and substance reasonably satisfactory to Lender, including, without limitation, the names and addresses of all account debtors and obligors of Borrower, (B) a report issued by Herring Bank or any successor indenture trustee listing the collateral held by such indenture trustee under the Indentures or comparable securities issued by or on behalf of Borrower, (C) a report (statement) issued by Herring Bank (or its successor) for the ICA Account in which Bonds are held, and (D) a report (statement) issued by Herring Bank (or its successor) for all book entry Bonds for which it is the trustee.

     (c) Financial Statements.

     Borrower shall deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit C hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement:
(i) no later than thirty (30) days after each calendar quarter, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower, certified by the Chief Financial Officer of Borrower; and (ii) no later than ninety (90) days after the end of each of Borrower's Fiscal Years, audited annual financial statements with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Lender, which financial statements shall be accompanied by: (A) a letter from such accountants acknowledging that they are aware that a primary intent of Borrower in obtaining such financial statements is to influence Lender and that Lender is relying upon such financial statements in connection with the exercise of its rights hereunder, provided, that Borrower shall only be required to use its reasonable efforts exercised in good faith to obtain such letter; (B) copies of any management letters sent to the Borrower by such accountants; and (C) copies of Borrower's federal and state tax returns, prepared by an independent certified public accountant selected by Borrower and reasonably satisfactory to Lender.

     (d)  Bond/Mortgage Loan Certificate.

     Borrower shall deliver to Lender for any Bond or Mortgage Loan which Borrower proposes to pledge or otherwise grant a security interest in favor of Lender, a Bond/Mortgage Loan Certificate in the form attached hereto as Exhibit B.

     (e)  Other Information.

     Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

     8.   TERM.

     THE LOANS SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL SEPTEMBER 12, 2010 (the "Maturity Date") and shall remain in effect post Maturity Date until the Loans are paid in full.

     9.   REPRESENTATIONS AND WARRANTIES.

     Borrower hereby represents and warrants to Lender, which representations and warranties (whether appearing in this Section 9 or elsewhere) shall be true at the time of Borrower's execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement, provided, that representations and warranties made as of a particular date shall be true and correct as of such date.

     (a)  Financial Statements and Other Information.

     The financial statements and other information delivered or to be delivered by Borrower to Lender at or prior to the date of this Agreement fairly present in all material respects the financial condition of Borrower, and there has been no material adverse change in the financial condition, the operations or any other status of Borrower since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement. All written information now or heretofore furnished by Borrower to Lender is true and correct as of the date with respect to which such information was furnished.

     (b) Locations.

     The office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Exhibit D and at other locations within the continental United States of which Lender has been advised by Borrower in accordance with subsection 10(b)(i). The Collateral, including, without limitation, the equipment (except any part thereof which Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit D, and at other locations within the continental United States of which Lender has been advised by Borrower in writing in accordance with subsection 10(b)(i) hereof.

     (c) Loans by Borrower.

     Borrower has not made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of Borrower for travel and other expenses arising in the ordinary course of Borrower's business.

     (d)  Bond and Mortgage Loans.

     Each Bond and Mortgage Loan which Borrower shall request Lender to classify as eligible for purposes of serving as Collateral and to be used by Borrower to comply with the collateral coverage covenant under Section 12(b) hereof shall, as of the time when such request is made and at all times thereafter, conform in all respects to the requirements of such classification established and approved by Lender from time to time. Borrower hereby acknowledges and agrees to use Bonds to achieve the collateral coverage covenant and shall only deliver Mortgage Loans to Lender if Bonds are insufficient to meet such covenant.

     (e)  Liens.

     Borrower is the lawful owner of the Collateral, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected.

     (f) Organization, Authority and No Conflict.

     Borrower is a corporation duly organized, validly existing and in good standing in the State of Minnesota, its state organizational identification number is MN 8G-616 and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if Borrower is not so qualified, Borrower may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting Lender's rights. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder.

Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, except for conflicts with agreements, contracts or other documents which would not have a Material Adverse Effect on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected.

     (g) Litigation.

     Except as disclosed to Lender on Schedule 9(g) hereto, there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower which is, in the determination of Lender, reasonably likely to have a Material Adverse Effect on Borrower, and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender.

     (h) Compliance with Laws and Maintenance of Permits.

     Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower. Borrower is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances, the failure with which to comply would have a Material Adverse Effect on Borrower.

     (i) Affiliate Transactions.

     Except as set forth on Schedule 9(i) hereto or as permitted pursuant to subsection 9(c) hereof, Borrower is not conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

     (j) Names and Trade Names.

     Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 9(j) hereto.

     (k) Enforceability.

     This Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

     (l) Solvency.

     Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

     (m) Indebtedness.

     Except as set forth on Schedule 9(m) hereto, Borrower is not obligated (directly or indirectly) for any loans or other indebtedness for borrowed money other than the Loans and the Permitted Indebtedness.

     (n) Margin Security and Use of Proceeds.

     Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     (o) Parent, Subsidiaries and Affiliates.

     Except as set forth on Schedule 9(o) hereto, Borrower has no Parents, Subsidiaries or other Affiliates or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person.

     (p) No Defaults.

     To Borrower's knowledge, Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on Borrower.



     (q) Employee Matters.

     There are no controversies pending or, to Borrower's knowledge, threatened between Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on Borrower, and to Borrower's knowledge Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on Borrower.

     (r) Intellectual Property.

     Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it, except to the extent that the failure to possess such items would not have a Material Adverse Effect on Borrower.

     (s) ERISA Matters.

     Borrower has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

     10. AFFIRMATIVE COVENANTS.

     Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower covenants and agrees as follows:

     (a) Maintenance of Records.

     Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit D.

     (b) Notices.

     Borrower shall:

     (i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of an new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which Borrower has previously advised Lender that such Goods will be used.

     (ii) Ineligible Bonds and Mortgage Loans. Promptly, upon becoming aware thereof, notify Lender if any Bond or Mortgage Loan subject to a lien in favor of the Lender is in default.

     (iii) Litigation and Proceedings. Promptly upon becoming aware thereof, notify Lender of any actions or proceedings which are pending or threatened against Borrower which would have a Material Adverse Effect on Borrower.

     (iv) Names and Trade Names. Notify Lender within ten (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

     (v) ERISA Matters. Promptly notify Lender of (x) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of the Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

     (vi) Default; Material Adverse Change. Promptly advise Lender of any material adverse change in the business, property, assets, prospects, operations or condition, financial or otherwise, of Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by Borrower to Lender in writing.

     (c) Compliance with Laws and Maintenance of Permits.

     Borrower shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower, and Borrower shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances, the failure with which to comply would have a Material Adverse Effect on Borrower.

     (d) Inspection and Audits.

     Borrower shall permit Lender, or any Persons designated by it, to call at Borrower's places of business at any reasonable times upon at least 24 hours' prior notice, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Lender may consider reasonable under the circumstances. Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement and the Other Agreements as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents, shall have the right, in Lender's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, the Bonds or the Mortgage Loans by mail, telephone, telecopy, electronic mail, or otherwise. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrower's independent public accountants. Borrower shall pay to Lender all customary fees and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (e) Use of Proceeds.

     All monies and other property obtained by Borrower from Lender pursuant to this Agreement shall be used solely for business purposes of Borrower.

     (f) Taxes.

     Borrower shall file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements; and (ii) the contesting of any such payment does not give rise to a lien for taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (g) Intellectual Property.

     Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it unless the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect on Borrower.

     (h) Checking Accounts.

     Borrower shall maintain its general checking/controlled disbursement account with Lender. Normal charges shall be assessed thereon. Although no compensating balance is required, Borrower must keep monthly balances in order to merit earnings credits which will cover Lender's service charge for demand deposit account activities.

     11. NEGATIVE COVENANTS.

     Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

     (a) Indebtedness.

     Borrower shall not create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans and Permitted Indebtedness. Notwithstanding the foregoing, Borrower may also (i) borrow money from a Person other than Lender on an unsecured and subordinated basis if a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) maintain its present indebtedness listed on Schedule 9(m) hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with capital expenditures not to exceed in the aggregate $50,000.00 during the term of this Agreement; and (v) incur operating lease obligations in the ordinary course of business.

     (b) Liens.

     Borrower shall not grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of the Collateral.

     (c) Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

     Borrower shall not (i) change its name; (ii) enter into any merger or consolidation; (iii) change the state of Borrower's organization or enter into any transaction which has the effect of changing Borrower's state of organization; (iv) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; or (v) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person.

     (d) [Intentionally Deleted].

     (e) Investments.

     Borrower shall not purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person (collectively, "Investments"), other than (a) direct obligations of the United States, obligations insured by the Federal Deposit Insurance Corporation and obligations unconditionally guaranteed by the United States, (b) Investments in Mortgage Loans and Bonds (including Excluded Mortgage Loans and Bonds), (c) Investments in "Unimproved Real Property" (as such term is defined in Borrower's 2006 annual report), (d) OREO, and (e) Interim Loans.

     (f) Fundamental Changes, Line of Business.

     Borrower shall not amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from Borrower's current business unless (i) such actions would not have a Material Adverse Effect on the Borrower; (ii) such actions would not affect the obligations of Borrower to Lender; (iii) such actions would not affect the interpretation of any of the terms of this Agreement or the Other Agreements; and (iv) Lender has received ten (10) days prior written notice of such amendment or change.

     (g) Affiliate Transactions.

     Except as set forth on Schedule 11(g) hereto or as permitted pursuant to subsection 9(c) hereof, Borrower shall not conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

     (h) Settling of Bonds/Mortgage Loans.

     Following the occurrence and during the continuance of an Event of Default, Borrower shall not settle or adjust any Bond or Mortgage Loan without the consent of Lender.

     (i) Bond/Mortgage Loan Defaults.

     Borrower shall, within thirty (30) days after a default (which must be declared by Borrower no later than ninety (90) days after the event of default by the Mortgage Loan Obligor) in any Bond or Mortgage Loan included in the Borrowing Base, inform Lender, in writing, of such default.

     (j) Management Fees; Compensation.

          (i)  Management  Fees:  Borrower  shall  not  pay  any  management  or consulting fees to any Persons (including, but not limited to, American Investors Group, Inc. and Church Loan Advisors, Inc.), above and beyond what is authorized in the written management agreements previously delivered to Lender (including the Management Agreement).

          (ii) Director and Officer Compensation: Borrower shall not pay annual aggregate compensation, whether as salary, bonus or otherwise, to all directors or officers of Borrower in excess of one hundred ten percent (110%) of the aggregate compensation, whether as salary, bonus or otherwise, to all directors and officers of Borrower in effect on the date of this Agreement for the first year and one hundred ten percent (110%) of the prior year's aggregate compensation amount for each subsequent year during the term of this Agreement. The aggregate annual compensation amount shall be adjusted each year for the net addition or loss of directors or officers.

     12. FINANCIAL COVENANTS.

     (a) Debt to Tangible Net Worth Covenant.

     Borrower's Debt to Tangible Net Worth ratio shall not, as of September 30, 2008, and on the last day of each calendar quarter thereafter, be more than 3.0 to 1.0. "Debt" being defined for purposes of this subsection as all current and long term indebtedness of Borrower, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statements dated June 30, 2008. "Tangible Net Worth" being defined for purposes of this subsection as Borrower's shareholders' equity (including retained earnings) less the book value of all intangible assets as determined solely by Lender on a consistent basis plus the amount of any debt subordinated to Lender, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement dated June 30, 2008.

     (b) Collateral Coverage Covenant.

     At all times the unpaid principal balance of the Qualifying Mortgage Loans and the Qualifying Bonds must exceed 1.25 times the outstanding balance of the Loans. Borrower may deliver qualifying Mortgage Loans to the Lender, in form and substance acceptable to the Lender in its reasonable discretion, to achieve the foregoing collateral coverage covenant if available Qualifying Bonds are insufficient to satisfy such covenant.

     (c) Debt Service Coverage.

     The Borrower will not, as of the end of any fiscal quarter of the Borrower, permit the Borrower's EBITDA (earnings before interest, taxes, depreciation and amortization) for the period covered by four previous consecutive fiscal quarters (treated as a single accounting period) to be less than 1.20 times the interest expense of the Borrower for such period.

     13. DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrower hereunder:

     (a) Payment.

     The failure of any Obligor to pay, within ten (10) days of when due any of the Liabilities.

     (b) Breach of this Agreement and the Other Agreements.

     The failure of any Obligor to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of such Obligor under (i) this Agreement or any of the Other Agreements for a period of fifteen (15) calendar days after written notice, specifying such default and requesting that it be remedied, given to such party by the Lender unless the Lender shall agree in writing to an extension of such time prior to its expiration or (ii) any other material agreement with any Person if such failure has a Material Adverse Effect on such Obligor.

     (c) Breach of Representations and Warranties.

     The making or furnishing by any Obligor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this

Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Lender, which is untrue or misleading in any material respect as of the date made.

     (d) Loss of Collateral.

     The loss, theft, damage or destruction of or (except as permitted hereby) sale, lease or furnishing under a contract of service of any of the Collateral.

     (e) Levy, Seizure or Attachment.

     The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral not included in the Borrowing Base, unless the same is contested in good faith by Borrower and by appropriate proceedings. If the Collateral is included in the Borrowing Base, the making or attempt to make any levy, seizure or attachment thereon constitutes an Event of Default unless Borrower cures such default by promptly providing replacement Qualifying Bonds or Qualifying Mortgage Loans reasonably acceptable to Lender for the Collateral which is the subject of the levy, seizure or attachment.

     (f) Bankruptcy or Similar Proceedings.

     The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within forty five (45) days after the commencement of such proceedings, though Lender shall have no obligation to make Loans to Borrower during such forty five (45) day period or, if earlier, until such proceedings are dismissed.

     (g) Appointment of Receiver.

     The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within forty five (45) days after the commencement of such proceedings, though Lender shall have no obligation to make Loans to Borrower during such forty five (45) day period or, if earlier, until such proceedings are dismissed.

     (h) Judgment.

     The entry of any judgments or orders aggregating in excess of $50,000.00 against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

     (i) Death or Dissolution of Obligor.

     The death of any Obligor who is a natural Person, or of any general partner who is a natural Person of any Obligor which is a partnership, or any member who is a natural Person of any Obligor which is a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company, corporation or other entity.

     (j) Criminal Proceedings.

     The institution in any court of a criminal proceeding against any Obligor which would have a Material Adverse Effect on such Obligor, or the indictment of any Obligor for any crime other than traffic and boating tickets and misdemeanors not punishable by jail terms.

     (k) Change in Management.

     The failure of Church Loan Advisors, Inc. to continue serving as Advisor and Manager of Borrower pursuant to the Management Agreement.

     (l) Material Adverse Change.

     Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition (financial or otherwise) of the Borrower or any other Obligor which (i) in the reasonable opinion of the Lender materially increases its risk with respect to repayment of the Loans, (ii) in the reasonable opinion of Lender constitutes a Material Adverse Effect, or (iii) the Lender otherwise in good faith deems itself insecure.

     14. REMEDIES UPON AN EVENT OF DEFAULT.

     (a) Upon the occurrence and during the continuance of an Event of Default described in subsection 13(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     (b) Upon the occurrence and during the continuance of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower's premises without cost to Lender. At Lender's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

     15. CONDITIONS PRECEDENT.

     The obligation of Lender to fund the initial Loan is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

     (a) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 15(a) in each case in form and substance satisfactory to Lender;

     (b) Since June 30, 2008, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Lender in its reasonable discretion, determined in good faith;

     (c) Lender shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person in connection herewith, on or before disbursement of the initial Loan hereunder;

     (d) The Obligors shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby;

     (e) KeyBank shall have provided a payoff letter pursuant to which KeyBank has agreed to release its liens and security interests in and to the Collateral.

     (f) Borrower, Lender and Herring Bank shall have executed the Securities Account Control Agreement.

     16. INDEMNIFICATION.

     Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities laws and regulations and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this Section 16 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

     17. NOTICE.

     All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at 19765 Highway 7, Shorewood, MN 55331, and in the case of Borrower shall be sent to it at its principal place of business set forth on Exhibit D hereto or as otherwise directed by Borrower in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

     18. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

     This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by

Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF MINNESOTA, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHASKA, STATE OF MINNESOTA. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN SAID CITY AND STATE OR ANY FEDERAL COURT LOCATED IN MINNEAPOLIS OR ST. PAUL, MINNESOTA. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. Lender agrees to endeavor to provide a copy of such process to the law firm of Winthrop &
Weinstine, P.A. by mail at the address of 225 South Sixth Street, Suite 3500, Minneapolis, Minnesota 55402 or by facsimile transmission at facsimile number
(612) 604-6942. Failure of Lender to provide a copy of such process shall not impair Lender's rights hereunder, create a cause of action against Lender or create any claim or right on behalf of Borrower or any third party. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

     19. MODIFICATION AND BENEFIT OF AGREEMENT.

     This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower or such other Person who is a party to such Other Agreement and Lender. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

     20. HEADINGS OF SUBDIVISIONS.

     The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     21. POWER OF ATTORNEY.

     Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

     22. CONFIDENTIALITY.

     Lender hereby agrees to use commercially reasonable efforts to assure that any and all information relating to Borrower which is (i) furnished by Borrower to Lender (or to any affiliate of Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrower may be distributed by Lender or such affiliate to Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. Borrower and Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, Borrower hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

     23. COUNTERPARTS.

     This Agreement, any of the Other Agreements, and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

     24. ELECTRONIC SUBMISSIONS.

     Upon not less than thirty (30) days' prior written notice (the "Approved Electronic Form Notice"), Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in "Approved Electronic Form" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "Electronic Form" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, and "Approved Electronic Form" means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender) and sent to Borrower in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

     25. WAIVER OF JURY TRIAL; OTHER WAIVERS.

     (a) BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

     (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

     (c) Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any Affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such Affiliate of Lender to Borrower, including, without limitation any deposit account at Lender or such Affiliate.

     (d) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL, PROVIDED THAT IN THE EVENT THAT LENDER SEEKS TO ENFORCE ITS RIGHTS HEREUNDER BY JUDICIAL PROCESS OR SELF HELP, LENDER SHALL PROVIDE BORROWER WITH SUCH NOTICES AS ARE REQUIRED BY LAW.

     (e) Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

AMERICAN CHURCH MORTGAGE                BEACON BANK, A MINNESOTA
COMPANY, A MINNESOTA CORPORATION        BANKING CORPORATION


By                                      By
Title                                   Title

                     EXHIBIT A - BORROWING BASE CERTIFICATE



                         (TO BE PROVIDED BY BEACON BANK)

                   EXHIBIT B - BOND/MORTGAGE LOAN CERTIFICATE


     The undersigned, _________________________________, the President and Chief
Financial Officer of American Church Mortgage Company, do hereby certify that the following constitute Qualifying Bonds and/or Qualifying Mortgage Loans pursuant to the terms of the Loan and Security Agreement by and between Beacon Bank and American Church Mortgage Company dated as of September _____, 2008:

(insert bond description or mortgage loan description by issuer/obligor, dollar amount, principal balance, interest rate and maturity date)










     For any Mortgage Loan, the note delivered to Beacon Bank is the sole original note for such Mortgage Loan.

     American Church Mortgage Company is the lawful owner of the Collateral described above, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected.

                                            AMERICAN CHURCH MORTGAGE COMPANY


                                        ----------------------------------------
                                        By:
                                        Its:     President


                                        ----------------------------------------
                                        By:
                                        Its:     Chief Financial Officer

                       EXHIBIT C - COMPLIANCE CERTIFICATE

     Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith between AMERICAN CHURCH MORTGAGE COMPANY ("Borrower") and BEACON BANK ("Lender").

     This  Certificate  is  submitted   pursuant  to  subsection  7(c)  of  this
Agreement.

     The  undersigned  hereby  certifies  to Lender  that as of the date of this
Certificate:

     1. The undersigned is the _____________________ of Borrower.

     2. There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in this Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

     3. No material adverse change in the condition, financial or otherwise, business, property, or results of operations of Borrower has occurred since [date of last Compliance Certificate/last financial statements delivered prior to closing], or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto.

     4. Borrower is in compliance with the representations, warranties and covenants in this Agreement, or, if Borrower is not in compliance with any representations, warranties or covenants in this Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

     5. The financial statements of Borrower being concurrently delivered herewith have been prepared in accordance with generally accepted accounting principles consistently applied and there have been no material changes in accounting policies or financial reporting practices of Borrower since [date of the last Compliance Certificate/date of last financial statements delivered prior to closing] or, if any such change has occurred, such changes are set forth in a writing attached hereto.

     6. Attached hereto is a true and correct calculation of the financial covenants contained in this Agreement.

                                               AMERICAN CHURCH MORTGAGE COMPANY


                                               By______________________________
                                               Its_____________________________

                 EXHIBIT D -- BUSINESS AND COLLATERAL LOCATIONS

     Attached to and made a part of that certain Loan and Security Agreement of even date herewith between AMERICAN CHURCH MORTGAGE COMPANY ("Borrower") and BEACON BANK ("Lender").

B. Borrower's business locations (please indicate which location is the principal place of business and at which locations originals and all copies of Borrower's books, records and accounts are kept).



C. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Borrower. Please indicate the relationship of such location to Borrower (i.e. public warehouse, processor, etc.).


D.   Bank Accounts of Borrower (other than those at Lender):

Bank (with address)              Account Number                 Type of Account